NewBridge Global Ventures, Inc. Announces Agreement to Acquire California Consortium of Cannabis Companies

Breakthrough Transaction Unites Several Segment Leaders into a Powerful and Flexible Player in Legal Cannabis Industry

Orem, Utah – July 19, 2018 -- NewBridge Global Ventures, Inc. (“NewBridge” or the “Company”), (OTCQB: NBGV), a company focused on the emerging and dynamic legal and regulated cannabis industry, today announced that the Company has entered into definitive agreements to acquire all of the issued and outstanding ownership interests of six privately-held companies (the “Companies”) operating in the cannabis industry through the issuance of 31 million shares of common stock.

Under the definitive documents, NewBridge Global Ventures, Inc. will acquire 100% of the six Companies, which focus on genetics, cultivation, extraction, and distribution. NewBridge management and the current management of the acquired Companies will continue in their various roles and responsibilities. In connection with the Transaction, Sam Mac, Ellen Gee and Eric Tran have been nominated to serve as members of the Board of Directors.

“This collaboration of deep expertise will allow us to maximize efficiencies and generate significant revenue for NewBridge.  The combined Companies will serve as the production-based foundation in the Company’s focused roll-up strategy to acquire industry leading companies in the education, cultivation, manufacturing and distribution segments within the regulated cannabis industry,” commented Scott Cox, President of NewBridge Global Ventures.

The Transaction will add to the Company’s increasingly robust legal cannabis industry assets and will allow it to take full advantage of the Company’s established industry relationships. With the assets acquired through this Transaction, the Company will be in a stronger position to meet the current demands of the newly legal California cannabis industry while also giving it turn-key capabilities to meet the industry’s growth potential. The Company will be able to leverage its operations across all aspects of the value chain, making it uniquely adaptable and nimble to capitalize on any market opportunities.

“Since the passage of California’s new cannabis laws, we have been making all the necessary moves to bring all of our operations into compliance. At the same time, we have been contemplating the use of various sources of capital and have always been inclined to be a pioneer in taking our cannabis companies to the public markets. This merger brings together our cannabis operational expertise and a fully reporting public company with a management team that has years of expertise in the oversight and operation of a public entity.  This merger will allow us to continue to do what we do best, which is produce world class cannabis. These are historic times for the cannabis industry and we are excited to be a driving force to moving this market forward,” said Sam Mac, Founder of the California Companies.

Mark Mersman, CEO of NewBridge commented, “This is a breakthrough transaction that delivers on our team’s commitment to building out a fully integrated vertical cannabis platform. It immediately unites several segment leaders into a powerful and flexible player in the legal cannabis market. The newly-combined companies will leverage their integrated capabilities as an industry leader in the growing California markets. We also plan to expand the operations of the acquired brands throughout the U.S. and international legal markets.”

“This transformative acquisition will allow us to execute on our vision of utilizing research and collaboration with the doctors who work with us in our wholly owned subsidiary, Elevated Education. With the medical comunities input and insight as to what other cannabinoids have medical promise, we have the ability to utilize Roots’ expertise in genetics and cloning to produce strains containing higher percentages of those unique compounds.  Having those genetics cultivated for 5Leaf will then allow us to create full spectrum oils (FSO) and isolates containing those compounds. We believe this has great potential to improve the quality of life for our communities and also insulate our companies from downward pricing pressure of the underlying commodity.”

“This acquisition kicks off our strategy of acquiring industry leaders in our focused verticals that can grow and expand with management expertise and the capital we can inject as a public company and provides NewBridge with a strong foundation for rapid growth and expansion as we continue to build a world-class portfolio of companies and assets within the cannabis industry,” concluded Mr. Mersman.

About the Acquired Companies

Roots Nursery, LLC: For the last 3 years the Company has been supplying high quality, proprietary genetics to several large and craft cultivators located throughout California. Roots is an Oakland, CA based nursery currently producing approximately 40,000 organic clones per month. Roots is in full compliance with the state of California’s new cannabis regulations and will be expanding production capabilities allowing for production in excess of 120,000 clones per month. With input and direction from the medical community, we have the potential to create unique strains containing higher percentages of other valuable compounds found in cannabis.

5Leaf, LLC: 5 Leaf operates a 14,000 square foot extraction facility in Oakland, CA as well as a 45,000 square foot compound in Santa Rosa, California. 5Leaf is positioning itself to be a leading cannabis and industrial hemp processor and manufacturer of Full Spectrum Oils (FSO), distillate and isolate for local craft cannabis cultivators and other health and wellness brands. Upon completion of the current buildout, 5Leaf will have the capacity to process more than 2,000 lbs. of biomass per day.

GLML, LLC: an Oakland-based management services company integral in the operations of 5 Leaf and Roots Nursery. The Company is also involved in cannabis consulting and sales for other cultivators and processors and provides services including securing and sourcing cannabis and industrial hemp clones and flower biomass for 5Leaf and others cultivation and production needs.

Mad Creek Farm, LLC: 27 Acre Farm owned free and clear, located in Mendocino, California. Currently producing one grow per year yielding upwards of 400 pounds of world renowned Emerald Triangle California Cannabis.  With the property having two water towers and an abundant amount of well water, production capabilities will expand with the construction of two 5,000 square foot greenhouses that are expected to yield three harvests per year and produce upwards of up to 2,400 pounds craft California cannabis annually.

Real Estate-related Companies:

11th St., LLC: a real estate holding company which owns 14,000 square feet of commercial warehouse space in the “Green Zone” of Oakland, CA. When buildout is completed, it will be the home to GLML and 5Leaf.  The building is owned free and clear and has cannabis production licenses tied to the facilities location.

Timothy, LLC: A real estate holding company which owns a 45,000 square foot Complex located in Santa Rosa, California. This will be the home to 5Leaf, Santa Rosa. The property is owned free and clear and has cannabis production licenses tied to the facilities location.

About NewBridge Global Ventures, Inc.

NewBridge Global Ventures, Inc. is a US public company (OTCQB: NBGV) which, along with its operations provides business consulting services to companies operating within the legal medical cannabis and hemp related industries.   Current clients include an online education company providing education to healthcare professionals on medical cannabis and the endocannabinoid system, an international medical cannabis cultivator and a distribution company focused on delivering best in class hemp oil and medical marijuana products.  For more information, visit www.newbridgegv.com.

Forward-Looking Statements

Statements about the expected timing, and all other statements in this press release, other than historical facts, constitute forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.  Forward-looking statements speak only as of the date hereof and are based on current expectation and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those projected.  A number of the matters discussed herein that are not historical or current facts deal with potential future circumstances and developments that may or may not materialize.  This press release speaks only as of its date, and except as required by law, we disclaim any duty to update.

Contact for NewBridge Global Ventures, Inc. (OTCQB: NBGV)

NewBridge Global Ventures, Inc.

626 East 1820 North

Orem, UT 84097

U.S.A.

Mark Mersman, Chief Executive Officer

mark@newbridgegv.com

Scott Cox, President

scott@newbridgegv.com

Investors:

Stephanie Prince

PCG Advisory Group

sprince@pcgadvisory.com

P: 646.762.4518